As filed with the Securities and Exchange Commission on August 10, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	363 North Sam Houston Parkway East Suite 100 Houston, Texas 77060	72-1133047 (I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Terry W. Rathert
Executive Vice President and Chief Financial Officer
Newfield Exploration Company
363 North Sam Houston Parkway East
Suite 100
Houston, Texas 77060
(281) 847-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Rachel W. Mantz
David L. Ronn
McGuireWoods LLP
JPMorgan Chase Tower
600 Travis Street
Suite 7500
Houston, Texas 77002
(713) 353-6671

Approximate date of commencement of proposed sale of securities to the public:  From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to registered additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Proposed Maximum Offering Price per Unit/
Title of Each Class of	Proposed Maximum Offering Price/
Securities to be Registered	Amount of Registration Fee
Debt Securities, Common Stock and Preferred Stock	(1)

(1)
An indeterminate aggregate initial offering price and amount or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Newfield Exploration Company

Debt Securities, Common Stock and Preferred Stock

We offer and sell from time to time:

•	our debt securities;

•	shares of our common stock;

•	shares of our preferred stock; or

•	any combination of the foregoing.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that contain more specific information about the offering and the terms of the securities. Securities may be sold for U.S. dollars, foreign currency or currency units.

Our common stock is listed on the New York Stock Exchange under the symbol “NFX.”

Investing in our securities involves certain risks. See “Risk Factors” on page 1 of this prospectus before making an investment in our securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense

The date of this prospectus is August 10, 2011

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus and, if applicable, a pricing supplement that will contain specific information about the terms of that offering. The prospectus supplement and any pricing supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

As noted above, we have filed with the SEC a registration statement on Form S-3 to register the securities. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits filed as part of the registration statement. You can review and copy the registration statement and its exhibits at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits, is also available on the SEC’s website.

Our common stock is listed on the New York Stock Exchange under the symbol “NFX.” Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to certain of those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than information furnished to, and not filed with, the SEC) until we sell all of the securities or until we terminate this offering:

i

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011;

•	Current Reports on Form 8-K filed on January 10, 2011, May 11, 2011, June 3, 2011 and August 9, 2011; and

•	the description of our common stock filed as an exhibit to our Form S-3 registration statement filed on August 10, 2011.

You may request a copy of these filings, except exhibits to such documents unless those exhibits are specifically incorporated by reference into this prospectus, at no cost, by writing or telephoning us at:

Newfield Exploration Company
Attention: Stockholder Relations
363 North Sam Houston Parkway East
Suite 100
Houston, Texas 77060
(281) 847-6000

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or any pricing supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of those documents.

SAFE HARBOR AND CAUTIONARY STATEMENTS

 This prospectus, any accompanying prospectus supplement and the documents we incorporate by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements. Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves; generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in any prospectus supplements.

 By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at the dates on which such statement was made.

ii

NEWFIELD EXPLORATION COMPANY

We are an independent oil and gas company engaged in the exploration, development and acquisition of oil and gas properties. Our domestic areas of operation include the Anadarko and Arkoma basins of the Mid-Continent, the Rocky Mountains, onshore Texas, Appalachia and the Gulf of Mexico. Internationally, we are active in Malaysia and China.

Our executive offices are located at 363 North Sam Houston Parkway East, Suite 100, Houston, Texas 77060, and our telephone number is (281) 847-6000. We maintain a website on the Internet at http://www.newfield.com.  However, the information on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to read and consider risk factors relating to our business and an investment in our securities as described from time to time in our Annual Reports on Form 10-K, as may be updated from time to time in our Quarterly Reports on Form 10-Q and other filings with the SEC, each as incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks, as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Except as may otherwise be described in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered pursuant to this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement. Pending the application of the proceeds, we expect to invest the net proceeds in U.S. treasury notes, Eurodollar time deposits and moneymarket funds.

RATIOS OF EARNINGS TO FIXED CHARGES

For purposes of computing the ratio of earnings to fixed charges, earnings (loss) consist of income (loss) from continuing operations before income taxes plus fixed charges (excluding capitalized interest) and fixed charges consist of interest (both expensed and capitalized), and the estimated interest component of rent expense.

The ratio of earnings to fixed charges presented below shall also serve to represent the ratio of preference dividends to earnings.

The ratio of earnings to fixed charges for each of the periods indicated is as follows:

For the Six Months Ended June 30,	For the Year Ended December 31,
2011	2010	2009	2008	2007	2006
4.4x	5.8x	—(1)	—(1)	3.4x	11.3x

(1)      Earnings for 2008 and 2009 were insufficient to cover fixed charges by $595 million and $936 million, respectively, due to non-cash charges of $1.9 billion and $1.3 billion, respectively, associated with ceiling test write-downs in the respective periods.

DESCRIPTION OF DEBT SECURITIES

Any debt securities issued using this prospectus will be our direct unsecured general obligations. The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered will be described in one or more prospectus supplements accompanying this prospectus. The debt securities will be either senior debt securities or subordinated debt securities. Any senior debt securities will be issued under the senior indenture dated as of February 28, 2001 between us and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as trustee. Subordinated debt securities will be issued under the subordinated indenture dated as of December 10, 2001 between us and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as trustee. We have filed the senior indenture and the subordinated indenture as exhibits to the registration statement. We have summarized selected provisions of these indentures below. The summary is not complete. You should read the indentures for provisions that may be important to you.

General

The indentures provide that debt securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for any series of debt securities. We will determine the terms and conditions of any series of debt securities, including the maturity, principal and interest, but those terms must be consistent with the applicable indenture. The terms and conditions of a particular series of debt securities will be set forth in a supplemental indenture or in a resolution of our board of directors.

Senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. Subordinated debt securities will be subordinated in right of payment to the prior payment in full of all or some of our senior debt as described under “— Subordinated Debt Securities.”

A prospectus supplement relating to any series of debt securities being offered will include specific terms related to that offering, including the price or prices at which the debt securities will be issued. These terms will include some or all of the following:

•	the title of the debt securities;

•	with respect to subordinated debt securities, any addition to or change in the subordination provisions set forth in the subordinated indenture;

•	the total principal amount of the debt securities;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate and interest payment dates for the debt securities;

•	if such debt securities will be guaranteed by our subsidiary guarantors, any additional terms relating to such guarantees;

•
any change in (including the elimination of the applicability of) the provisions set forth in the applicable indenture that provide the terms upon which the debt securities may be redeemed at our option;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any change in (including the elimination of the applicability of) the defeasance provisions set forth in the applicable indenture;

•	any addition to or change in the events of default set forth in the applicable indenture;

•	if convertible into our common stock or any of our other securities, the terms upon which such debt securities are convertible;

•	an addition to or change in the covenants set forth in the applicable indenture; and

•	any other terms of the debt securities.

If so provided in an applicable prospectus supplement, we may issue debt securities at a discount below their principal amount and may pay less than the entire principal amount of debt securities upon declaration of acceleration of their maturity. An applicable prospectus supplement will describe all material U.S. federal income tax, accounting and other considerations applicable to debt securities issued with original issue discount.

Senior Debt Securities

Senior debt securities will be our unsecured and unsubordinated obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt. Senior debt securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness. Unless otherwise specified in an applicable prospectus supplement, there will be no limit on:

•	the amount of additional indebtedness that may rank equally with the senior debt securities; or

•	on the amount of indebtedness, secured or otherwise, that may be incurred, or preferred stock that may be issued, by any of our subsidiaries.

Subordinated Debt Securities

Under the subordinated indenture, payment of the principal of and interest and any premium on subordinated debt securities will generally be subordinated in right of payment to the prior payment in full of all of our senior debt, including any senior debt securities. A prospectus supplement relating to a particular series of subordinated debt securities will summarize the subordination provisions applicable to that series, including:

•	the applicability and effect of such provisions to and on any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

•
the applicability and effect of such provisions upon specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on subordinated debt securities; and

•	the definition of “senior debt” applicable to the subordinated debt securities of that series.

The failure to make any payment on any of the subordinated debt securities because of the subordination provisions of the subordinated indenture will not prevent the occurrence of an event of default under the subordinated debt securities.

Redemption

A series of debt securities will be redeemable, at our option, at any time in whole, or from time to time in part, as specified in a prospectus supplement applicable to a series of debt securities.

Debt securities called for redemption become due on the date fixed for redemption. Notices of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of the debt securities to be redeemed at its registered address. The notice of redemption for the debt securities will state, among other things, the amount of debt securities to be redeemed, the redemption date, the redemption price and the place(s) that payment will be made upon presentation and surrender of debt securities to be redeemed. Unless we default in payment of the redemption price, interest will cease to accrue on any debt securities that have been called for redemption at the redemption date. If less than all the debt securities of a series are redeemed at any time, the trustee will select the debt securities to be redeemed by the method the trustee deems fair and appropriate.

Defeasance

We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of that series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

Covenants

Under the indentures, we will be required to:

•	pay the principal, interest and any premium on the debt securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the applicable trustee within 120 days after the end of each fiscal year confirming our compliance with our obligations under the applicable indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Any additional covenants will be described in an accompanying prospectus supplement.

Events of Default

Unless otherwise specified in an accompanying prospectus supplement, each of the following will constitute an event of default under the indentures with respect to a series of debt securities:

•	default by us for 30 days in payment when due of any interest on any debt securities of such series;

•	default by us in any payment when due of principal of or premium, if any, on any debt securities of such series;

•	default by us in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of such series;

•
default by us in performance of any other covenant or warranty applicable to such series of debt securities that has not been remedied within 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the series of debt securities then outstanding; or

•	certain events involving bankruptcy, insolvency or reorganization of us or any restricted subsidiary.

If an event of default (other than as a result of bankruptcy, insolvency or reorganization) for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series (or such portion of the principal amount of such debt securities as may be specified in an accompanying prospectus supplement) to be due and payable immediately. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series (or such portion of the principal amount of such debt securities as may be specified in an accompanying prospectus supplement) will automatically become immediately due and payable. If an acceleration occurs, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can rescind the acceleration.

The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders.  Other than its duties in case of an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request of any of the holders, unless the holders offer the trustee reasonable indemnity and certain other conditions are satisfied. Subject to indemnification of the trustee and the satisfaction of certain other conditions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

The holders of debt securities of any series will not have any right to institute any proceeding with respect to the applicable indenture, unless:

•	the holder has given written notice to the trustee of an event of default;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

•
the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of and interest or premium on such debt security on or after the applicable due date specified in such debt security.

Under each indenture, we are or will be required to furnish to the trustee annually within 120 days of the end of each fiscal year a statement by certain of our officers as to whether or not we are in default in the performance of any of the terms of the applicable indenture.

Conversion Rights

Unless otherwise specified in an accompanying prospectus supplement, debt securities will not be convertible into other securities. If a particular series of debt securities may be converted into other securities, that conversion will be according to the terms and conditions contained in an accompanying prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holders of such series of debt securities or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities is called for redemption.

Payment and Transfer

Unless otherwise indicated in an accompanying prospectus supplement, the debt securities of each series initially will be issued only in book-entry form represented by one or more global notes initially registered in the name of Cede & Co., as nominee of The Depository Trust Company (often referred to as DTC), or such other name as may be requested by an authorized representative of DTC, and deposited with DTC. Unless otherwise indicated in an accompanying prospectus supplement, debt securities will be issued in denominations of $1,000 each or multiples thereof.

Unless otherwise indicated in an accompanying prospectus supplement, beneficial interests in debt securities in global form will be shown on, and transfers of interests in debt securities in global form will be made only through, records maintained by DTC and its participants. Debt securities in definitive form, if any, may be registered, exchanged or transferred at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the trustee located at 5555 San Felipe, Suite 1150, Houston, Texas 77056).

Unless otherwise indicated in an accompanying prospectus supplement, no global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

•	the depositary is unwilling or unable to continue as depositary;

•	an event of default has occurred and is continuing; or

•	as otherwise provided in an accompanying prospectus supplement.

Unless otherwise indicated in an accompanying prospectus supplement, payment of principal of and premium, if any, and interest on debt securities in global form registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global debt security. However, if any of the debt securities of such series are no longer represented by global debt securities, payment of interest on such debt securities in definitive form may, at our option, be made at the corporate trust office of the trustee or by check mailed directly to registered holders at their registered addresses or by wire transfer to an account designated by a registered holder.

No service charge will apply to any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any applicable transfer tax or other similar governmental charge.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before the selection of the debt securities to be redeemed.

Consolidation, Merger and Sale of Assets

We may consolidate with or merge into, or sell or lease substantially all of our properties to any person if:

•
the successor person (if any) is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the applicable indenture;

•
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing; and

•	any other conditions (if any) specified in an accompanying prospectus supplement are met.

When the conditions are satisfied, the successor will succeed to and be substituted for us under the applicable indenture, and, in the case of a sale of substantially all of our properties, we will be relieved of our obligations under the applicable indenture and the debt securities issued under it.

Modification and Waiver

Under each indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.

The holders of a majority of the outstanding debt securities of all series under the applicable indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any debt securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding debt security of the series affected.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Information Concerning the Trustee

U.S. Bank National Association (as successor to Wachovia Bank, National Association) is the trustee under our senior indenture and our subordinated indenture.  U.S. Bank is also a lender under our credit arrangements.  U.S. Bank is also a lender under our credit arrangements and U.S. Bancorp Equipment Finance, Inc., a subsidiary of U.S. Bank, is the lessor under our master equipment finance lease agreement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Pursuant to our certificate of incorporation, our authorized capital stock consists of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of July 20, 2011, we had 134,618,805 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Our common stockholders are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our common stockholders. Our common stockholders do not have cumulative voting rights.

Our common stockholders are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. Dividends on our common stock are, however, subject to any preferential dividend rights of outstanding preferred stock. We do not intend to pay cash dividends on our common stock in the foreseeable future. Upon our liquidation, dissolution or winding up, our common stockholders are entitled to receive ratably our net assets available after payment of all of our debts and other liabilities. Any payment is, however, subject to the prior rights of any outstanding preferred stock. Our common stockholders do not have any preemptive, subscription, redemption or conversion rights.

Our transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

Preferred Stock

The following summary describes certain general terms of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific terms of the preferred stock will be described in an accompanying prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

Our certificate of incorporation allows our board of directors to issue preferred stock from time to time in one or more series, without any action being taken by our stockholders. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue shares of a series of our preferred stock, and establish their terms. These terms may include:

•	voting powers;

•	designations;

•	preferences;

•	dividend rights;

•	dividend rates;

•	terms of redemption;

•	redemption process;

•	conversion rights; and

•	any other terms permitted to be established by our certificate of incorporation and by applicable law.

The preferred stock will, when issued, be fully paid and non assessable.

Anti-Takeover Provisions

Certain provisions in our certificate of incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

Stockholder Action by Written Consent. Under the Delaware General Corporation Law, unless the certificate of incorporation of a corporation specifies otherwise, any action that could be taken by stockholders at an annual or special meeting may be taken without a meeting and without notice to or a vote of other stockholders if a consent in writing is signed by the holders of outstanding stock having voting power that would be sufficient to take such action at a meeting at which all outstanding shares were present and voted. Our certificate of incorporation and bylaws provide that stockholder action may be taken in writing by the consent of holders of not less than 66 ⅔% of the outstanding shares entitled to vote at a meeting of stockholders. As a result, stockholders may not act upon any matter except at a duly called meeting or by the written consent of holders of 66 ⅔% or more of the outstanding shares entitled to vote.

Supermajority Vote Required for Certain Transactions. The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock is required to approve any merger or consolidation of our company or any sale or transfer of all or substantially all of our assets.

Blank Check Preferred Stock. Our certificate of incorporation authorizes blank check preferred stock. Our board of directors can set the voting, redemption, conversion and other rights relating to such preferred stock and can issue such stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

Business Combinations under Delaware Law. We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. Section 203 prevents an interested stockholder (i.e., a person who owns 15% or more of our outstanding voting stock) from engaging in certain business combinations with our company for three years following the date that the person became an interested stockholder. These restrictions do not apply if:

•
before the person became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced; or

•
following the transaction in which the person became an interested stockholder, the business combination is approved by both our board of directors and the holders of at least 66 ⅔% of our outstanding voting stock not owned by the interested stockholder.

Limitation of Liability of Officers and Directors

Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers’ and directors’ fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

Our certificate of incorporation limits the liability of our officers and directors to our company and our stockholders to the fullest extent permitted by Delaware law. Specifically, our officers and directors will not be personally liable for monetary damages for breach of an officer’s or director’s fiduciary duty in such capacity, except for liability:

•	for any breach of the officer’s or director’s duty of loyalty to our company or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation law; or

•	for any transaction from which the officer or director derived an improper personal benefit.

The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against our officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefited our company and our stockholders. Both our certificate of incorporation and bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue, nor to recover monetary damages, under federal securities laws for violations thereof.

PLAN OF DISTRIBUTION

We may sell the offered securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers, including existing stockholders in a rights offering.

By Underwriters

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated in an accompanying prospectus supplement, the underwriters must purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

Offered securities may also be sold through agents designated by us. Unless indicated in an accompanying prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

Direct Sales; Rights Offerings

Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell offered securities upon the exercise of rights that may be issued to our securityholders.

Delayed Delivery Arrangements

We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in an accompanying prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

General Information

Underwriters, dealers and agents that participate in the distribution of offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation will be described in an accompanying prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL OPINIONS

The validity of the securities offered by this prospectus will be passed upon by McGuireWoods LLP. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$	*
Printing expenses		**
Fees and expenses of counsel		**
Fees and expenses of accountants		**
Trustees fees and expenses		**
Rating agency fees		**
Miscellaneous		**
Total	$	**

_____________
*The filing fee is to be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

** Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.

ITEM 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a corporation, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, such indemnification is available if he or she had no reasonable cause to believe his or her conduct was unlawful.

Article Seventh of Newfield Exploration Company’s Second Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), together with Article VI of Newfield’s Bylaws, as amended and restated (the “Bylaws”), provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is, was or has agreed to become a director or officer of Newfield or is a person who is or was serving or has agreed to serve at the request of Newfield as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation or of a partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Certificate of Incorporation and Bylaws were adopted or as may be thereafter amended. Article VI of the Bylaws expressly provides that the right to indemnification contained therein  is not the exclusive method of indemnification.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

Article Seventh of the Certificate of Incorporation and Article VI of the Bylaws also provide that Newfield may maintain insurance, at Newfield’s expense, to protect Newfield and any director, officer, employee or agent of Newfield or of another entity against any expense, liability or loss, regardless of whether Newfield would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (d) for any transaction from which the director derived improper personal benefit. Article Seventh of the Certificate of Incorporation contains such a provision.

The Company has entered into indemnification agreements with each of its directors and executive officers whereby each is indemnified by the Company against certain liabilities that he or she may incur as a result of serving as a director or executing his or her duties as an executive officer of the registrant.  A form of these agreements, which is incorporated herein by reference, was filed as Exhibit 10.20 to the Company’s Current Report on Form 8-K, filed with the SEC on February 6, 2009.

ITEM 16. Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement pursuant to Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit

†1	Form of Underwriting Agreement
3.1	Second Restated Certificate of Incorporation of Newfield (incorporated by reference to Exhibit 3.1 to Newfield’s Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-12534))
3.1.1
Certificate of Amendment to Second Restated Certificate of Incorporation of Newfield dated May 15, 1997 (incorporated by reference to Exhibit 3.1.1 to Newfield’s Registration Statement on Form S-3 (Registration No. 333-32582))

3.1.2
Certificate of Amendment to Second Restated Certificate of Incorporation of Newfield dated May 12, 2004 (incorporated by reference to Exhibit 4.2.3 to Newfield’s Registration Statement on Form S-8 (Registration No. 333-116191))

3.1.3
Certificate of Designation of Series A Junior Participating Preferred Stock, par value $0.01 per share, setting forth the terms of the Series A Junior Participating Preferred Stock, par value $0.01 per share (incorporated by reference to Exhibit 3.5 to Newfield’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-12534))

3.1.4
Certificate of Elimination of Series A Junior Participating Preferred Stock dated August 8, 2011 (incorporated by reference to Exhibit 3.1 to Newfield’s Current Report on Form 8-K filed with the SEC on August 9, 2011 (File No. 1-12534))

3.2	Amended and Restated Bylaws of Newfield (incorporated by reference to Exhibit 3.2 to Newfield’s Current Report on Form 8-K filed with the SEC on February 6, 2009 (File No. 1-12534))

Exhibit Number	Description of Exhibit

4.1
Senior Indenture dated as of February 28, 2001 between Newfield and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as Trustee (the “Senior Indenture”) (incorporated by reference to Exhibit 4.1 to Newfield’s Current Report on Form 8-K filed with the SEC on February 28, 2001 (File No. 1-12534))

4.2
Subordinated Indenture dated as of December 10, 2001 between Newfield and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as Trustee (the “Subordinated Indenture”) (incorporated by reference to Exhibit 4.5 to Newfield’s Registration Statement on Form S-3 (Registration No. 333-71348))

*5.1	Opinion of McGuireWoods LLP
*12.1	Computation of Ratios of Earnings (Loss) to Fixed Charges and Earnings (Loss) to Fixed Charges plus Preferred Dividends
*23.1	Consent of McGuireWoods LLP (included as part of Exhibit 5)
*23.2	Consent of PricewaterhouseCoopers LLP
*24.1	Powers of Attorney (included on the signature pages of this registration statement)
*25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture
*25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture
*99.1	Description of Common Stock

† To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.
* Filed herewith.

ITEM 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or their securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)      The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 10th day of August, 2011.

                         NEWFIELD EXPLORATION COMPANY

                         By: /s/ Terry W. Rathert
                         Name:   Terry W. Rathert
                         Title:     Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry W. Rathert and John D. Marziotti, or any of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 10th day of August, 2011.

Signature	Title
/s/ Lee K. Boothby	Chairman, President and Chief Executive Officer
Lee K. Boothby	and Director (Principal Executive Officer)

/s/ Terry W. Rathert	Executive Vice President and Chief Financial
Terry W. Rathert	Officer (Principal Financial Officer)

/s/ Brian L. Rickmers	Controller (Principal Accounting Officer)
Brian L. Rickmers

/s/ Philip J. Burguieres	Director
Philip J. Burguieres

/s/ Pamela J. Gardner	Director
Pamela J. Gardner

/s/ John R. Kemp III	Director
John R. Kemp III

Signature	Title

/s/ J. Michael Lacey	Director
J. Michael Lacey

/s/ Joseph H. Netherland	Director
Joseph H. Netherland

/s/ Howard H. Newman	Director
Howard H. Newman

/s/ Thomas G. Ricks	Director
Thomas G. Ricks

/s/ Juanita F. Romans	Director
Juanita F. Romans

/s/ C.E. Shultz	Director
C.E. Shultz

/s/ J. Terry Strange	Director
J. Terry Strange

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

†1	Form of Underwriting Agreement
3.1	Second Restated Certificate of Incorporation of Newfield (incorporated by reference to Exhibit 3.1 to Newfield’s Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-12534))
3.1.1
Certificate of Amendment to Second Restated Certificate of Incorporation of Newfield dated May 15, 1997 (incorporated by reference to Exhibit 3.1.1 to Newfield’s Registration Statement on Form S-3 (Registration No. 333-32582))

3.1.2
Certificate of Amendment to Second Restated Certificate of Incorporation of Newfield dated May 12, 2004 (incorporated by reference to Exhibit 4.2.3 to Newfield’s Registration Statement on Form S-8 (Registration No. 333-116191))

3.1.3
Certificate of Designation of Series A Junior Participating Preferred Stock, par value $0.01 per share, setting forth the terms of the Series A Junior Participating Preferred Stock, par value $0.01 per share (incorporated by reference to Exhibit 3.5 to Newfield’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-12534))

3.1.4
Certificate of Elimination of Series A Junior Participating Preferred Stock dated August 8, 2011 (incorporated by reference to Exhibit 3.1 to Newfield’s Current Report on Form 8-K filed with the SEC on August 9, 2011 (File No. 1-12534))

3.2	Amended and Restated Bylaws of Newfield (incorporated by reference to Exhibit 3.2 to Newfield’s Current Report on Form 8-K filed with the SEC on February 6, 2009 (File No. 1-12534))
4.1
Senior Indenture dated as of February 28, 2001 between Newfield and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as Trustee (the “Senior Indenture”) (incorporated by reference to Exhibit 4.1 to Newfield’s Current Report on Form 8-K filed with the SEC on February 28, 2001 (File No. 1-12534))

4.2
Subordinated Indenture dated as of December 10, 2001 between Newfield and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as Trustee (the “Subordinated Indenture”) (incorporated by reference to Exhibit 4.5 to Newfield’s Registration Statement on Form S-3 (Registration No. 333-71348))

*5.1	Opinion of McGuireWoods LLP
*12.1	Computation of Ratios of Earnings (Loss) to Fixed Charges and Earnings (Loss) to Fixed Charges plus Preferred Dividends
*23.1	Consent of McGuireWoods LLP (included as part of Exhibit 5)
*23.2	Consent of PricewaterhouseCoopers LLP
*24.1	Powers of Attorney (included on the signature pages of this registration statement)
*25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture
*25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture
*99.1	Description of Common Stock

† To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.
* Filed herewith.